                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. dated September 29, 1997 (and to all references to our firm) included in or made a part of this registration statement on Form S-1.


                                             /s/ Arthur Andersen LLP
                                             -------------------------------
                                             ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
February 10, 1998

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of PACE Entertainment Corporation and subsidiaries dated December 15, 1997 (except with respect to the matters discussed in Note 12, as to which the date is December 22, 1997) and Pavilion Partners dated December 15, 1997 (except with respect to the matters discussed in Note 11, as to which the date is December 22, 1997), and to all references to our Firm included in or made a part of this registration statement on Form S-1.

/s/ Arthur Andersen LLP

Houston, Texas
February 9, 1998

                          [ARTHUR ANDERSEN LLP LOGO]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners dated March 21, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form S-1.

                                                      /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP

Hartford, Connecticut

February 9, 1998